PROMISSORY NOTE


                                                         Salt Lake City, Utah
$350,000.00                                                 Date: June __, 2002


     FOR VALUE RECEIVED, the undersigned, UNICO, INCORPORATED, an Arizona corporation, and Silver Bell Mining Company, Incorporated, a Utah corporation (hereinafter collectively "Makers"), jointly and severally promise to pay to the order of J. Bruce Hirschberg, an individual, at 16 Shore View Drive, East Orleans, Massachusetts 02643 (hereinafter "Payee"), the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00) in lawful money of the United States of America, together with interest thereon at the rate of ten percent (10.0%) per annum until paid in full.

     Accrued interest shall be paid on a monthly basis on or before the 15th day of each month commencing in July 2002.

     The entire principal balance together with any accrued unpaid interest (if any) shall be paid on or before the fifth (5th) anniversary date of this Promissory Note in June 2007.

     The Makers of this Promissory Note shall have the privilege, without penalty or premium, of paying in advance the entire principal or any portion thereof.

     In the event that any portion of principal or interest is not paid when due, it shall thereafter bear interest at the rate of ten percent (10.0%) per annum, both before and after judgment, until paid in full. In the event of default on any payment herein provided for, then without notice, presentment or demand, the entire principal sum hereof together with any accrued interest thereon shall, at the option of the holder of this Promissory Note, become due and payable immediately. Failure to delay in exercising its option shall not constitute a waiver of any such breach or default nor waiver of the holder's right to exercise said option upon any subsequent breach or default.

     The undersigned hereby expressly waive all statutes of limitation affecting the enforceability of this Promissory Note, and agree to pay all reasonable attorneys fees and costs incurred in collection of payments due, or in the enforcement of any right or remedy hereunder. The Makers, assumers, endorsers, sureties, and guarantors of this Promissory Note consent to all renewals, indulgences, extensions, and all releases of security granted or permitted by the owner or holder without notice.

     This Promissory Note is secured by a Trust Deed encumbering all of the patented mining claims owned by Silver Bell Mining Company, Incorporated located in the American Fork Mining District, Utah County, State of Utah.


                            MAKERS:

                            UNICO, INCORPORATED, an Arizona
                            corporation


                               /s/ Ray C. Brown
                            By:______________________________
                               Ray C. Brown, Chief Executive
                               Officer

                            SILVER BELL MINING COMPANY,
                            INCORPORATED, A Utah corporation


                            /s/ Dan Proctor
                         By:______________________________
                            Dan Proctor, President